Exhibit 10.7.2

April 7, 2014

The Board of Directors

NW18 HSN Holdings PLC

(formerly TV18 HSN Holdings Limited)

10, Diomidous Street

Alphamega Akropolis Building,

3rd Floor, Office 401, 2024 Nicosia

Cyprus

Dear Sirs,

We Network18 Media & Investments Limited (as the majority shareholder of NW18 HSN Holdings PLC (formerly TV18 HSN Holdings Limited)) hereby irrevocably agree that in the event that NW18 HSN Holdings PLC (formerly TV18 HSN Holdings Limited) (‘NW18 HSNC”) fails to arrange the required finances, shall directly provide to TV18 Home Shopping Network Limited (subsidiary of NW18 HSN), such financial support as is necessary to enable TV18 Home Shopping Network Limited to fulfill all its obligations incurred up to and including 31 December, 2014, to enable it to continue as a going concern until such time period.

In addition, we shall also ensure that NW18 HSN Holdings PLC (formerly TV18 HSN Holdings Limited) does not undertake any such activities of its own which could prevent it from continuing as a going concern up to and including 31 December, 2014.

Thanking You,

Yours faithfully,

For Network18 Media & Investments Limited

/s/ Raghav Bahl Raghav Bahl Managing Director

Network18 Media & Investments Limited

(CIN - L65910DLl996PLC076419)

Corp. office: Express Trade Tower, Plot No. 15-16, Sector 16A, Noida, Uttar Pradesh- 201 301

T +91 120 434 1818, F +91 120 432 4110

Regd. office: 503,504 & 507, 5th Floor, Mercantile House, 15, Kasturba Gandhi Marg,, New Delhi- 110 001

T +91 11 4981 2600, F +91 11 4150 6115

W www.network18online.com E yug.samrat@network18online.com